Exhibit 27(l)(1)
EVERSHEDS SUTHERLAND (US) LLP

STEPHEN E. ROTH
DIRECT LINE: 202.383.0158
E-mail: steveroth@eversheds-sutherland.com

CONSENT OF EVERSHEDS SUTHERLAND (US) LLP

We hereby consent to the reference to our name under the caption “Legal Matters” in the Prospectus filed as part of this Pre-Effective Amendment No. 2 to the Registration Statement on Form N-4 (File No. 333-292075) for Athene Amplify® 3.0 NY issued by Athene Annuity and Life Assurance Company of New York. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

EVERSHEDS SUTHERLAND (US) LLP

    By:        /s/Stephen E. Roth
     Stephen E. Roth

Washington, D.C.
July 16, 2026